UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2013
BANCFIRST CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 25, 2013 the board of directors of the Company appointed Ms. Natalie Shirley as a director. Ms. Shirley accepted the position effective immediately. Her term will expire at the annual meeting of shareholders in May 2014 at which time she will stand for re-election. Ms. Shirley has served as president of Oklahoma State University - Oklahoma City (OSU-OKC) since 2011. She received a baccalaureate degree from Oklahoma State University and a law degree from the University of Oklahoma. She served in Governor Brad Henry’s Cabinet as Oklahoma’s Secretary of Commerce and Tourism from 2007 to 2011. In this position, she was the liaison between the Governor, five major state agencies and more than 30 smaller agencies, authorities and institutions. In addition during this time, Ms. Shirley also served as the Executive Director of the Department of Commerce, the state’s leading economic development agency.

Ms. Shirley will serve on the Independent Directors’ Committee and will participate in the Company’s outside director fee schedule as follows.

•	A retainer of $1,500 per quarter for serving on the Company’s Board of Directors.
•	A retainer of $1,500 per month for serving on the Bank’s Board of Directors.
•	A grant of 10,000 options at the time of her initial appointment to the Board.

The option grant is provided under the BancFirst Corporation Non-Employee Directors’ Stock Option Plan and is exercisable at the rate of 25% per year beginning one year from the date of grant. If a director is terminated for cause, all options will be forfeited immediately. If a director ceases to be a member of the Board for any other reason, unvested options will terminate and only previously vested options may be exercised for a period of 30 days following termination (or 12 months in the case of termination on account of death).

Non-employee directors can elect to defer all or any portion of their cash compensation through the BancFirst Corporation Directors’ Deferred Stock Compensation Plan. Under the plan, directors of the Company may defer up to 100% of their Board fees. They are credited for each deferral with a number of stock units based on the current market price of the Company’s stock, which accumulate in an account until such time as the director terminates service as a Board member. Shares of our common stock are then distributed to the terminating director based upon the number of stock units accumulated in his or her account. Because stock units are not actual shares of our common stock, they do not have any voting rights.

There are no arrangements or understandings between Ms. Shirley and any other persons pursuant to which she was selected as director and there are no transactions between the Company and Ms. Shirley that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)

July 30, 2013	/s/Randy Foraker
Randy Foraker Executive Vice President
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)